EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Gevity HR, Inc. on Form S-8 of our report dated March 6, 2003, appearing in the Annual Report on Form 10-K of Gevity HR, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Tampa, Florida
September 24, 2003